CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS

FIRST QUARTER 2022 RESULTS

First Quarter 2022 vs. First Quarter 2021

•	Revenue of $20.1 million compared to $30.8 million;
•	Gross profit of $3.4 million compared to $4.9 million;
•	Gross profit margin of 17.1% compared to 16.0%;
•	Net loss of $(32,931) compared to net income of $1.2 million (net income of $0.8 million excluding a $0.8 million severance accrual recorded during the first quarter of 2022);
•	Loss per diluted share of $(0.00) compared to earnings per diluted share of $0.10 (earnings per diluted share of $0.06 excluding a $0.06 severance accrual recorded during the first quarter of 2022);
•	Cash flow used in operations of $(2.4) million compared to a use of $(4.9) million;
•	Debt as of March 31, 2022 of $25.3 million compared to $26.2 million as of December 31, 2021.

EDGEWOOD, N.Y. – September 6, 2022 – CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (OTC Expert Market: CVUA) today announced financial results for the three month period ended March 31, 2022.

“Today we filed our first quarter 2022 results on Form 10-Q for the period ended March 31, 2022. While our first quarter 2022 revenue was lower than first quarter 2021, we have improved our gross profit margin by 110 bps. Net loss for the first quarter 2022 was $(0.03) million including $0.8 million severance accrual.” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “2022 is a transition year for CPI Aero as we completed a number of programs in 2021 and are preparing to ramp up on newer programs. As a result, we expect lower revenue in 2022 vs 2021 and therefore implemented actions in the first quarter of 2022 intended to align our costs with our outlook for revenue while sustaining profitability and positive operating cash flow for the year. We have improved our cash balance to $2.9 million as of March 31, 2022 vs $0.8 million on March 31, 2021 while reducing our debt by $0.9 million. In addition, total backlog as of March 31, 2022 increased to $504.3 million compared to $501.7 million as of December 31, 2021.”

Concluded Ms. Hakim, “We are focused on becoming current with our Securities and Exchange Commission reports which will occur upon the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”). The Company believes the filing of the Form 10-Q will resolve the condition that led to NYSE American suspending trading in the Company’s common stock on the Exchange and its determination to commence proceedings to delist the common stock from the Exchange. The Form 10-Q will be filed as soon as practicable.”

CPI Aero First Quarter ’22 Earnings Press Release

September 6, 2022

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI Aero is also a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “expect,” “intended,” “outlook,” “opportunities ahead,” “will,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include the Company’s expected financial results for the year ending December 31, 2022 and resolution of the condition that led to NYSE American suspending trading in the Company’s common stock and its determination to commence delisting proceedings.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s completion of its financial statements for the period ended June 30, 2022, any delay in the filing of Securities and Exchange Commission periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2021 and in the Company’s other filings with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

CPI Aero First Quarter ’22 Earnings Press Release

September 6, 2022

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022 (Unaudited)	2021
ASSETS
Current Assets:
Cash	$2,932,910	$6,308,866
Accounts receivable, net	4,852,337	4,967,714
Insurance recovery receivable	3,474,424	2,850,000
Contract assets	25,756,169	24,459,339
Inventory	3,697,130	4,028,925
Refundable income taxes	40,000	40,000
Prepaid expenses and other current assets	415,912	625,075
Total current assets	41,168,882	43,279,919

Operating lease right-of-use assets	7,360,800	7,796,768
Property and equipment, net	1,531,555	1,646,863
Intangibles, net	93,750	125,000
Goodwill	1,784,254	1,784,254
Other assets	306,575	372,741
Total assets	$52,245,816	$55,005,545

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$11,806,369	$10,429,018
Accrued expenses	4,836,689	6,102,587
Litigation settlement obligation	3,600,000	3,003,259
Contract liabilities	3,368,018	5,122,766
Loss reserve	1,086,792	1,495,714
Current portion of long-term debt	3,354,318	3,365,181
Operating lease liabilities	1,595,988	1,580,453
Income tax payable	5,165	5,165
Total current liabilities	29,653,339	31,104,143

Line of credit	21,000,000	21,250,000
Long-term operating lease liabilities	6,038,012	6,445,728
Long-term debt, net of current portion	896,587	1,540,747
Total liabilities	57,587,938	60,340,618

Shareholders’ Deficit:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,383,210 and 12,335,683 shares, respectively, issued and outstanding	12,383	12,336
Additional paid-in capital	72,859,577	72,833,742
Accumulated deficit	(78,214,082)	(78,181,151)
Total Shareholders’ Deficit	(5,342,122)	(5,335,073)
Total Liabilities and Shareholders’ Deficit	$52,245,816	$55,005,545

CPI Aero First Quarter ’22 Earnings Press

September 6, 2022

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2022	2021
Revenue	$20,135,097	$30,818,746
Cost of sales	16,700,488	25,898,658
Gross profit	3,434,609	4,920,088

Selling, general and administrative expenses	3,137,657	3,390,806
Income from operations	296,952	1,529,282

Interest expense	328,608	294,489
(Loss) income before provision for income taxes	(31,656)	1,234,793
Provision for income taxes	1,275	2,250
Net (loss) income	$(32,931)	$1,232,543

(Loss) income per common share – basic	$(0.00)	$0.10

(Loss) income per common share – diluted	$(0.00)	$0.10

Shares used in computing (loss) income per common share:
Basic	12,363,143	11,983,270
Diluted	12,363,143	12,084,901